[Exhibit 2.1 - Certificate of Incorporation]

                          CERTIFICATE OF INCORPORATION

                                       OF

                           BESTWAY COACH EXPRESS INC.


                  Under Section 402 of the Business Corporation
                          Law of the State of New York


      In order to form a corporation under and pursuant to the laws of the State of New York, the undersigned, being of legal age, hereby sets forth as follows:

      PARAGRAPH FIRST: The name of the corporation is:

                           BESTWAY COACH EXPRESS INC.

      PARAGRAPH SECOND: This corporation is formed to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that it is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such approval or consent first being obtained.

      PARAGRAPH THIRD: The office of the corporation in the State of New York shall be located in the County of New York.

      PARAGRAPH FOURTH: The corporation shall be authorized to issue the following shares:

--------------------------------------------------------------------------------
         Class                Number of Shares             Par Value
--------------------------------------------------------------------------------
         COMMON                     200                   NO PAR VALUE
--------------------------------------------------------------------------------

      PARAGRAPH FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served, upon is c/o The Corporation, 2 Mott Street - Suite 704, New York, New York 10013.

      PARAGRAPH SIXTH: The shareholders or the Board of Directors of the corporation shall have the power to adopt, alter, amend or repeal the By-Laws of the corporation.

      PARAGRAPH SEVENTH: (a) The corporation may, to the fullest extent permitted by Section 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

            (b) A director of this Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in his/her capacity as a director, unless a judgement or other final adjudication adverse to him/her establishes that (i) his/her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (ii) he/she personally gained in fact a financial or other advantage to which he/she was not legally entitled or (iii) his/her acts violated Section 719 of the Business Corporation Law.

      PARAGRAPH EIGHTH: A director or officer of the Corporation shall not, in the absence of fraud, be disqualified from his/her office by dealing with or contracting with the Corporation as vendor, purchaser or otherwise.

            In the absence of fraud, no transaction, contract or act of the Corporation, the Board of Directors, the Executive Committee of the Board of Directors, or any other duly constituted committee, shall be void, voidable or affected by reason of the fact that any director or officer of the Corporation, or any firm of which any director or officer of the Corporation is a member, or any corporation of which any director or officer of the Corporation is an officer, director, or shareholder, is in any way interested in the transaction, contract or act, if either:

            (a) the fact of such common directorship, officership, or financial or other interest is disclosed or known to the Board of Directors or the Executive Committee, and the Board of Directors or the Executive Committee approves the transaction, contract or act by a vote sufficient for such purposes without the vote of such interested director, if any; provided that any such director may be counted in determining the presence of a quorum at any such meeting of the Board of Directors or the Executive Committee; or

            (b) the fact of such common directorship, officership or financial or other interest is disclosed or known to the shareholders entitled to vote on the transaction, contract or act and the transaction, contract or act is approved by vote of the shareholders entitled to vote thereon, whether or not the Board of Directors of the Executive Committee has approved the transaction, contract or act.

      Any such transaction, contract or act which is ratified by a majority in interest of a quorum of the shareholders of the Corporation having voting power at any annual or special meeting called for such purpose, shall, if such common ownership or financial, or other interest is disclosed in the notice of the meeting, be valid and as binding as though approved or ratified by every shareholder of the Corporation, except as otherwise provided by the laws of the State of New York.

      IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this first day of August, 1997.

--------------------------------------------------------------------------------
NAME                                              ADDRESS
------------------------------------------------- ------------------------------
S/LOUIS MIU, C.P.A.                               109 Lafayette Street
Louis Miu, C.P.A.- Incorporator                   New York, New York 10013
------------------------------------------------- ------------------------------